SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                              _____________________

                                     FORM 8-K

                                  CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported):  January 17, 1997

                              AMF GROUP, INC.
              (Exact name of registrant as specified in its charter)

             Delaware               001-12131            13-3873272
      (State of Incorporation)   (Commission File      (IRS Employer
                                      Number)          Identification
                                                           Number)


      1800 AMF Drive, Mechanincsville, Virginia              23111
      (Address of principal executive offices)           (Zip Code)


      Registrant's telephone number, including area code:  (804) 730-4000







         Item 5.   Other Events.

                   On January 17, 1997, AMF Bowling Centers, Inc. ("AMF"), a Virginia corporation and an indirect, wholly-owned subsidiary of AMF Group, Inc. (the "Registrant"), a Delaware corporation, entered into an Agreement and Plan of Merger (the "Merger Agreement") with American Recreation Centers, Inc. ("ARC") pursuant to which a wholly-owned subsidiary of AMF will merge with and into ARC (the "Merger"). As a result of the Merger, the outstanding shares of ARC's common stock, no par value per share (the "ARC Common Stock"), will be converted into the right to receive $8.50 per share, in cash. In connection with the Merger, ARC will be purchasing the remaining interests in certain joint ventures to which it is a party. The Merger is conditioned upon, among other things, approval by holders of a majority of the outstanding shares of ARC Common Stock and upon receipt of certain regulatory and governmental approvals. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which is attached as Exhibit 1 hereto and is incorporated herein by reference.
         On January 17, 1997, ARC and AMF issued a press release relating to the execution of the Merger Agreement, a copy of which is attached as Exhibit 2 hereto and is incorporated herein by reference.







         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


                   (c) Exhibits. The following exhibits are filed as part of this report:


                   1 Agreement and Plan of Merger, dated as of January 17, 1997, by and between American Recreation Centers, Inc., AMF Bowling Centers, Inc. and Noah Acquisition Corp.

                   2         Press release, dated January 17, 1997.







                                    SIGNATURE



                   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here-unto duly authorized.


         Dated:  January 21, 1997

                                     AMF GROUP, INC.





                                    By  /s/ Stephen E. Hare
                                      ----------------------------------
                                      Title:  Chief Financial Officer







                                 EXHIBIT INDEX

         Exhibit
         Number                   Description

           1 Agreement and Plan of Merger, dated as of January 17, 1997, by and between American Recreation Centers, Inc., AMF Bowling Centers, Inc. and Noah Acquisition Corp.

           2                 Press release, dated January 17, 1997.